AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 2002

Registration No. ___-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-0853042

(State of Incorporation)	(I.R.S. Employer Identification No.)

3 Great Pasture Road
Danbury, Connecticut 06813
(Address of Principal Executive Offices)

FuelCell Energy, Inc. 1998 Equity Incentive Plan
(Full title of the Plan)

Jerry D. Leitman
President
FuelCell Energy, Inc.
3 Great Pasture Road
Danbury, Connecticut 06813
(Name and Address of Agent for Service)

(203) 825-6000
(Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications to:

Richard A. Krantz, Esq.
Robinson & Cole LLP
Financial Centre
695 East Main Street
Stamford, Connecticut 06904-2305

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.0001 per share	1,000,000	$8.775	$8,775,000	$807.30

          (1) Represents 1,000,000 additional shares of Common Stock issuable pursuant to awards granted or to be granted under the Registrant's 1998 Equity Incentive Plan, plus, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, such indeterminate number of additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

          (2) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the reported high and low prices of the Registrant's Common Stock on the Nasdaq National Market on July 5, 2002.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          There are incorporated herein by reference the following documents of FuelCell Energy, Inc. ("FuelCell") filed with the Commission:

(1)	Annual Report of FuelCell on Form 10-K for the fiscal year ended October 31, 2001;

(2)	Quarterly Report of FuelCell on Form 10-Q for the fiscal quarter ended January 31, 2002;

(3)	Quarterly Report of FuelCell on Form 10-Q for the fiscal quarter ended April 30, 2002;

(4)	Current Report of FuelCell on Form 8-K dated January 31, 2002; and

(5)

The description of FuelCell's Common Stock contained in its registration statement on Form 8-A, dated June 6, 2000, including any amendment to that form that FuelCell may file in the future for the purpose of updating the description of its common stock.

          All documents filed by FuelCell pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement prior to the filing of a Post-Effective Amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters those securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith.

          FuelCell's certificate of incorporation provides that none of FuelCell's directors will be personally liable to FuelCell or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended.

          Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, FuelCell's certificate of incorporation eliminates the liability of FuelCell's directors to FuelCell or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

          FuelCell maintains directors' and officers' liability insurance policies. FuelCell's by-laws provide for indemnification of FuelCell's officers and directors to the fullest extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

Exhibit Number	Exhibit Description

4.1	Certificate of Incorporation of the Registrant, as amended July 12, 1999 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated September 21, 1999).

4.2	Restated Bylaws of the Registrant dated July 13, 1999 (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated September 21, 1999).

4.3	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4 contained in the Registrant's Annual Report on Form 10-KA for the fiscal year ended October 31, 1999).

4.4	FuelCell Energy, Inc. 1998 Equity Incentive Plan (incorporated by reference to Exhibit 10.54 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 1998).

5	Opinion of Robinson & Cole LLP regarding the legality of the stock to be registered.

23.1	Consent of independent auditors KPMG LLP.

23.2	Consent of Robinson & Cole LLP (see Exhibit 5).

24	Power of attorney (included on signature page of this Registration Statement).

Item 9.  Undertakings.

          The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5)     That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Danbury, State of Connecticut, on this 20th day of June, 2002.

FUELCELL ENERGY, INC.

By: /s/ Jerry D. Leitman
Jerry D. Leitman
President and Chief Executive Officer
(Principal Executive Officer)

          Such person whose signature appears below hereby appoints Jerry D. Leitman and Joseph G. Mahler, and each of them, each of whom may act without joinder of the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement, and any registration statement relating to any offering made in connection with the offering covered by this Registration Statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Jerry D. Leitman
Jerry D. Leitman	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2002

/s/ Joseph G. Mahler
Joseph G. Mahler	Chief Financial Officer, Vice President, Corporate Secretary and Treasurer (Principal Accounting and Financial Officer)	June 20, 2002

/s/ Warren D. Bagatelle
Warren D. Bagatelle	Director	June 20, 2002

/s/ Christopher R. Bentley
Christopher R. Bentley	Director	June 20, 2002

/s/ Michael Bode
Michael Bode	Director	June 20, 2002

/s/ James D. Gerson
James D. Gerson	Director	June 20, 2002

/s/ Thomas L. Kempner
Thomas L. Kempner	Director	June 20, 2002

/s/ William A. Lawson
William A. Lawson	Director	June 20, 2002

/s/ Hansraj C. Maru
Hansraj C. Maru	Director	June 20, 2002

/s/ John A. Rolls
John A. Rolls	Director	June 20, 2002

Thomas R. Casten	Director	June 20, 2002

EXHIBIT INDEX

Exhibits required by Item 601 of Regulation S-K:

Exhibit Number	Exhibit Description

4.1	Certificate of Incorporation of the Registrant, as amended July 12, 1999 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated September 21, 1999).

4.2	Restated Bylaws of the Registrant dated July 13, 1999 (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated September 21, 1999).

4.3	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4 contained in the Registrant's Annual Report on Form 10-KA for the fiscal year ended October 31, 1999).

4.4	FuelCell Energy, Inc. 1998 Equity Incentive Plan (incorporated by reference to Exhibit 10.54 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 1998).

5	Opinion of Robinson & Cole LLP regarding the legality of the stock to be registered.

23.1	Consent of independent auditors KPMG LLP.

23.2	Consent of Robinson & Cole LLP (see Exhibit 5).

24	Power of attorney (included on signature page of this Registration Statement).